UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2016

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On July 20, 2016, SIGA Technologies, Inc. (“SIGA” or the “Company”), a Delaware corporation, filed the Joint Motion of Reorganized Debtor and PharmAthene, Inc. to Amend Debtor’s Third Amended Chapter 11 Plan (the “Plan”) to Extend PharmAthene Allowed Claim Treatment Date (the “Joint Motion”).  The Joint Motion was filed with the United State Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  The Bankruptcy Court confirmed the Plan on April 8, 2016, and SIGA emerged from chapter 11 on April 12, 2016.

The Joint Motion seeks approval of amendments to the Plan that would extend the deadline for SIGA to satisfy the previously disclosed judgment owed to PharmAthene, Inc. from October 19, 2016 to November 30, 2016, conditioned on SIGA’s payment to PharmAthene of $100 million on or prior to October 19, 2016 that will be applied against PharmAthene’s judgment.

A hearing to consider the Joint Motion is scheduled to be held before the Bankruptcy Court on August 15, 2016.

No assurance can be given that the Joint Motion will be approved by the Bankruptcy Court.

The foregoing description is qualified in its entirety by reference to the text of the Joint Motion, which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Joint Motion of Reorganized Debtor and PharmAthene, Inc. to Amend Debtor’s Third Amended Chapter 11 Plan to Extend PharmAthene Allowed Claim Treatment Date, dated July 20, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date:  July 21, 2016